EXHIBIT 99.1


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of American Bancshares, Inc. and Subsidiaries
Bradenton, Florida

In our opinion, based upon our audits and the report of the other auditors, the accompanying consolidated balance sheets and the related consolidated statements of income, shareholders' equity and comprehensive income and cash flows present fairly, in all material respects, the financial position of American Bancshares, Inc. and its subsidiaries (the "Company") at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Murdock Florida Bank which statements reflect total assets of 18% and 23% at December 31, 1997 and 1996, respectively, and net income of 15% and 13% for the years ended December 31, 1997 and 1996, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Murdock Florida Bank, is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP


Tampa, Florida
February 13, 1999

AMERICAN BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 1998 and 1997 (in thousands except share amounts)


              ASSETS                          1998          1997

Cash and due from banks                    $20,319       $13,276
Federal funds sold                               0         5,120
Loans held for sale                         88,158        39,588
Investment securities
    available for sale
    (at aggregate fair value)               77,078        68,664
Loans receivable (net
    of allowance for
    loan losses and
    deferred loan
    fees/costs of
    $1,620 in 1998
    and $1,705 in 1997)
Loans receivable, net                      248,808       213,405
Premises and equipment,
    net                                     12,894         9,161
Other assets                                 7,907         4,687

    Total assets                          $455,164      $353,901




LIABILITIES AND SHAREHOLDERS' EQUITY


LIABILITIES
  Deposits                                $344,845      $302,746
  Securities sold
         under agreements to
         repurchase                         29,592        17,528
  Federal Home Loan
         Bank advances                      34,900         5,000
    Note payable                                 0           500
    Guaranteed preferred
      beneficial interests
      in the Company's
      junior subordinated
      debentures                            16,249             0
  Other liabilities                          2,151         2,048


    Total liabilities                      427,737       327,822


COMMITMENTS AND CONTINGENCIES (Note 14)



SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME

  Common stock - $1.175 par value;
    10,000,000 shares authorized;
    4,994,984 and 4,994,484
    shares issued and outstanding at
    December 31, 1998 and 1997,
    respectively                             5,870         5,870
  Additional paid-in capital                15,551        15,548
  Accumulated other comprehensive
    income, net of tax of
    $(87) and $86 at
    December 31, 1998 and 1997,
    respectively                             (143)           139
  Retained earnings                          6,149         4,522


    Total shareholders' equity              27,427        26,079


    Total liabilities and
      shareholders' equity                $455,164      $353,901


The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
for the years ended December 31, 1998, 1997 and 1996 (in thousands except share amounts)

                                           1998        1997           1996
Interest income:
  Interest and fees on loans            $26,250     $20,101        $16,150
  Interest on federal
    funds sold                              265         534            336
  Interest on investment
    securities                            4,670       3,996          2,945

    Total interest income                31,185      24,631         19,431

Interest expense:
  Deposits                               13,142      11,905          9,475
  Borrowings                              3,030       1,012            490

    Total interest expense               16,172      12,917          9,965

    Net interest income                  15,013      11,714          9,466

Provision for loan losses                 1,180         921            515

    Net interest income
      after provision for
      loan losses                        13,833      10,793          8,951

Other income                              5,245       4,156          2,148

Other expenses                           16,574      11,912          9,856

    Income before
      income tax provision                2,504       3,037          1,243

Income tax provision                        877       1,117            461

    Net income               $            1,627      $1,920           $782

Weighted average
  basic shares outstanding            4,994,765   4,988,318      4,637,565
Weighted average diluted
  shares outstanding                  5,019,291   5,019,484      4,692,093

Earnings per share:
  Basic                      $             0.33       $0.38          $0.17
  Diluted                    $             0.32       $0.38          $0.17

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
  AND COMPREHENSIVE INCOME
for the years ended December 31, 1998, 1997 and 1996
(in thousands except share amounts)



                                                    --------------COMMON STOCK----------------
                                      COMPREHENSIVE   AUTHORIZED    OUTSTANDING
                                         INCOME       SHARES         SHARES         PAR VALUE
Balance, January 1, 1996                            10,000,000      3,325,094         $ 3,907

Exercise of warrants                                         0        163,695             192
Issuance of stock                                            0      1,436,979           1,689
Net income                                 $782              0              0               0
Change in net unrealized
  gain on investment
  securities available
  for sale                                (270)              0              0               0
Comprehensive income                       $512              0              0               0

Balance,
  December 31, 1996                                 10,000,000      4,925,768           5,788

Exercise of warrants                                         0         61,597              73
Issuance of stock                                            0          7,119               9
Net income                             $  1,920              0              0               0
Change in net unrealized
  loss on investment
  securities available
  for sale                                  230              0              0               0
Comprehensive income                     $2,150              0              0               0


Balance,
  December 31, 1997                                 10,000,000      4,994,484           5,870

Exercise of stock option                                     0            500               0
Net income                               $1,627              0              0               0
Change in net unrealized
  gain on investment
  securities available
  for sale                                (282)              0              0               0
Comprehensive income                     $1,345              0              0               0

Balance,
  December 31, 1998                                 10,000,000      4,994,984          $5,870

The accompanying notes are an integral
part of these consolidated financial statements.

                                                                    ACCUMULATED
                                                                      OTHER
                                      ADDITIONAL                   COMPREHENSIVE
                                       PAID-IN       RETAINED         INCOME,
                                        CAPITAL       EARNINGS          NET             TOTAL

Balance,
  January 1, 1996                        $8,725         $1,820           $179         $14,631

Exercise of warrants                        790              0              0             982
Issuance of stock                         5,689              0              0           7,378
Net income                                    0            782              0             782
Change in net unrealized
  gain on investment
  securities available
  for sale                                    0              0          (270)           (270)
Comprehensive income                          0              0              0               0

Balance,
  December 31, 1996                      15,204          2,602           (91)          23,503

Exercise of warrants                        297              0              0             370
Issuance of stock                            47              0              0              56
Net income                                    0          1,920              0           1,920
Change in net unrealized
  loss on investment
  securities available
  for sale                                    0              0            230             230
Comprehensive income                          0              0              0               0

Balance,
  December 31, 1997                      15,548          4,522            139          26,079

Exercise of stock option                      3              0              0               3
Net income                                    0          1,627              0           1,627
Change in net unrealized
  gain on investment
  securities available
  for sale                                    0              0          (282)           (282)
Comprehensive income                          0              0              0               0

Balance,
  December 31, 1998                     $15,551         $6,149         $(143)         $27,427

The accompanying notes are an integral
part of these consolidated financial statements.

AMERICAN BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended December 31, 1998, 1997 and 1996
(in thousands)


                                              1998               1997          1996
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                $1,627             $1,920           $782
  Adjustments to reconcile
       net income to net cash
       (used in) provided by
       operating activities:

    Deferred taxes                           (177)              (199)          (420)
    Depreciation                               964                718            486
    Amortization of
      investment securities                      6                 18            120
    Provision for loan losses                1,180                921            515
    Net gain on sale of
       investment securities
       available for sale                    (410)              (140)          (107)
    Gain on sale of loans                  (1,321)              (678)          (514)
    (Gain) loss on sale of
       other real estate owned                   0               (13)            336
    Origination of loans
       held for sale,
       net of repayments                 (116,184)           (58,452)       (38,628)
    Proceeds from sales of
       loans held for sale                  68,179             44,113         38,159
    Increase in deferred
       loan costs                                0                 23            150
    Increase in other
       liabilities                             103                767             71
    (Increase) decrease in
       other assets                        (2,036)              (962)            682
         Total adjustments                (49,696)           (13,884)            850
         Net cash (used in)
           provided by
           operating activities           (48,069)           (11,964)          1,632


CASH FLOWS FROM INVESTING ACTIVITIES
  Net loans to customers                  (35,949)           (43,153)       (36,812)
  Purchases of bank
   premises and equipment                  (4,697)            (2,744)        (3,332)
  Proceeds from sales of
    available for sale
    investment securities                   50,445             17,998         33,501
  Proceeds from maturities
    of available for sale
    investment securities                   50,779             14,178         12,338
  Purchases of available for
    sale investment
    securities                           (109,516)           (56,936)       (49,449)
  Recoveries on loans charged
    off                                        122                101             46
       Net cash used in
         investing activities             (48,816)           (70,556)       (43,708)


CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in demand
    deposits, NOW, money market
    and savings accounts                    37,795             36,469         28,231
  Net increase in time deposits              4,304             33,844         17,475
  Net increase in securities
    sold under agreements to
    repurchase                              12,064              7,415            546
  Net proceeds (repayments)
    from advances and from
    borrowings                              29,400              (800)          (200)
  Payments for debt issue
    costs                                  (1,007)                  0              0
  Proceeds from issuance of
    guaranteed preferred
    beneficial interests in
    the Company's junior
    subordinated debentures                 16,249                  0              0
  Proceeds from stock sale                       3                425          8,359
       Net cash provided by
         financing activities               98,808             77,353         54,411

Net increase (decrease) in
  cash and cash equivalents                  1,923            (5,167)         12,335
Cash and cash equivalents
  at beginning of year                      18,396             23,563         11,228
Cash and cash equivalents at
  end of year                              $20,319            $18,396        $23,563


DISCLOSURES
  Interest paid                            $15,934            $12,711         $9,787
  Income taxes paid                         $1,330             $1,415           $542
  Reclassification of loans
    to foreclosed real estate               $1,002               $160           $518
  Loans originated for
    sale of foreclosed
    real estate                                 $0                $95           $570
  Unrealized appreciation
    (depreciation) on
    investment securities                   $(282)               $230         $(270)

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION:

    American Bancshares, Inc. (Holding Company) is a one-bank holding company, operated under the laws of the State of Florida. It has three wholly owned subsidiaries, which include a banking subsidiary, American Bank (Bank), a state-chartered bank; Freedom Finance Company (Finance), a Florida Corporation; and ABI Capital Trust (ABICT), a Delaware Statutory trust. The Bank is a general commercial bank with all the rights, powers, and privileges granted and conferred by the Florida Banking Code. Finance is a full service consumer financing company incorporated in 1997. ABICT is a trust formed in 1998 existing for the exclusive purpose of issuing and selling common securities and preferred securities (together trust securities) and investing the proceeds from the sale of the trust securities in junior subordinated debentures issued by the Holding Company. The sole assets of ABICT are the Junior Subordinated Debentures of the Holding Company.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    The accounting and reporting policies of the Holding Company and Subsidiaries conform to generally accepted accounting principles and general practice within the banking industry. Following is a description of the more significant of those policies:

    BASIS OF PRESENTATION - The consolidated financial statements give retroactive effect to the merger with Murdock Florida Bank, American Bank of Bradenton, and the Holding Company. The merger was consummated on March 23, 1998 and resulted in the Holding Company issuing a total of 924,024 shares of common stock in exchange for all of the outstanding stock of Murdock Florida Bank. The transaction has been accounted for on a pooling-of-interests basis, and the financial statements are presented as if the merger had been consummated for the period presented. As required by generally accepted accounting principles, the consolidated financial statements became the historical consolidated financial statements upon issuance of the Holding Company's consolidated financial statements for the quarter ended March 31, 1998. The Company's combined net interest income and continuing net income through the date of acquisition for the periods ended December 31, 1998, 1997 and 1996, respectively is as follows:

                                    (AMOUNTS IN THOUSANDS)
                                      NET INTEREST INCOME
                                    1998      1997      1996


American Bancshares, Inc.         $12,724   $ 9,271   $7,137
Murdock Florida Bank                2,289     2,443    2,329


Combined total                    $15,013   $11,714   $9,466

                                    (AMOUNTS IN THOUSANDS)
                                         NET INCOME
                                  1998      1997      1996


American Bancshares, Inc.         $1,268    $1,631    $883
Murdock Florida Bank                 359       289    (101)


Combined total                    $1,627    $1,920    $782

    PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Holding Company and its wholly owned subsidiaries, American Bank of Bradenton, Freedom Finance Company, and ABI Capital Trust collectively referred to herein as the Company. All significant intercompany accounts and transactions have been eliminated.

    USE OF ESTIMATES - Significant estimates are made by management in determining the allowance for possible loan losses. Consideration is given to a variety of factors in establishing these estimates including current economic conditions, diversification of the loan portfolio, delinquency statistics, results of internal loan reviews, borrowers' perceived financial and managerial strengths, the adequacy of underlying collateral, if collateral dependent, or present value of future cash flows and other relevant factors. Since the allowance for possible loan losses is dependent, to a great extent, on general and other conditions that may be beyond the Bank's control, it is at least reasonably possible that the estimates of the allowance for possible loan losses and the carrying values of the real estate assets could differ materially in the near term.

    LOANS HELD FOR SALE - Mortgage loans originated or purchased and intended for sale in the secondary market are carried at the lower of cost or market as determined by outstanding commitments from investors or current investor yield requirements, calculated on the aggregate loan basis. Net unrealized losses, if any, are recognized in a valuation allowance by charges to earnings. Gains and losses resulting from the sales of these loans are recognized in the period the sale occurs. Mortgage loan servicing fees are earned concurrently with the receipt of the related mortgage payments.

    INVESTMENT SECURITIES AVAILABLE FOR SALE - Securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale. Assets included in this category are those assets that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes. Securities available for sale are recorded at fair value. Both unrealized gains and losses on securities available for sale, net of taxes, are included as a separate component of shareholders' equity in the consolidated balance sheets until these gains or losses are realized. If a security has a decline in fair value that is other than temporary, then the security will be written down to its fair value by recording a loss in the consolidated statements of operations.

    Gains or losses on the disposition of investment securities are recognized using the specific identification method.

    LOANS - Loans are carried at the principal amount outstanding, net of deferred loan fees and/or origination costs. Interest is accrued on a simple-interest basis. Loans are charged to the allowance for loan losses at such time as management considers them uncollectible in the normal course of business. Accrual of interest is discontinued on a loan, including impaired loans, when management believes, after considering economic and business conditions and collection efforts, the borrower's financial condition is such that collection of interest is doubtful. Classification of a loan as nonaccrual is not necessarily indicative of a potential loss of principal.

    ALLOWANCE FOR LOAN LOSSES - The Company adheres to an internal asset review system and allowance for loan losses methodology designated to provide for the detection of problem assets and to provide an adequate general valuation allowance to cover loan losses. A provision for loan losses is charged to operations based on management's evaluation of potential losses in the loan portfolio. The provision is based on an analysis of the loan portfolio, economic conditions, historical loan loss experience, changes in the nature and volume of the loan portfolios and management's assessment of the inherent risk in the portfolio in relation to the level of the allowance for loan losses. While management uses the best information available to make these evaluations, future adjustments to the allowance may be necessary if economic conditions differ from the assumptions used in preparing the evaluation. The Company also establishes provisions on a specific loan basis when an identified problem becomes known. Ultimate losses may vary from the current estimates and any adjustments, as they become necessary, are reported in earnings in the periods in which they become known.

    When a loan or portion of a loan, including an impaired loan, is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance, and subsequent recoveries, if any, are credited to the allowance.

    LOAN FEES - Loan origination fees and certain direct loan origination costs are deferred and amortized as a yield adjustment, using a method which approximates the interest method, over the contractual lives of the loans. The net of deferred origination fees and deferred origination costs is presented as an adjustment of loans receivable in the accompanying balance sheets.

    The Company purchases consumer loans from local auto dealers which are collateralized by automobiles. In conjunction with this program, the Company pays a premium represented by the present value differential of the yield required by the Company and the underlying loan interest rate. The premium paid is amortized as a yield adjustment, using the interest method, over the contractual lives of the loans. If the loan prepays, the Company has recourse against the auto dealer for any unamortized premiums. At December 31, 1998 and 1997, the unamortized premiums totaled approximately $611,000 and $449,000, respectively.

    INCOME RECOGNITION ON IMPAIRED AND NONACCRUAL LOANS - Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-collateralized and in the process of collection. If a loan or a portion of a loan is classified as doubtful or is partially charged off, the loan is classified as nonaccrual. Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt.

    Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance (generally a minimum of six months) by the borrower, in accordance with the contractual terms of interest and principal.

    While a loan is classified as nonaccrual and the future collectibility of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding. When the future collectibility of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan had been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Cash interest receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

    PREMISES AND EQUIPMENT - Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the related assets. Maintenance, repairs and minor improvements are charged to operating expenses as incurred. Major improvements and betterments are capitalized. Upon retirement or other disposition of the assets, the applicable cost and accumulated depreciation are removed from the accounts and any gains or losses are included in operations.

    MORTGAGE SERVICING RIGHTS - The Company recognizes an asset for rights to service mortgage loans for others by management periodically. The value of mortgage servicing rights related to loans sold was approximately $715,000 and $145,000 at December 31, 1998 and 1997, respectively. The Company had no valuation allowance for capitalized mortgage servicing rights at December 31, 1998 and 1997.

    OTHER REAL ESTATE OWNED - Other real estate owned includes properties acquired through foreclosure or acceptance of deeds in lieu of foreclosure. These properties are recorded on the date acquired at the lower of fair value minus estimated costs to sell or the recorded investment in the related loan. If the fair value minus estimated costs to sell the property acquired is less than the recorded investment in the related loan, the resulting loss is charged to the allowance for loan losses. The resulting carrying value established at the date of foreclosure becomes the new cost basis for subsequent accounting. After foreclosure, if the fair value minus estimated costs to sell the property becomes less than its cost, the deficiency is charged to the valuation allowance on other real estate owned or charged directly to the asset. Costs relating to the development and improvement of the property are capitalized, whereas those relating to holding the property for sale are charged to expense. Gains and losses on the disposition of other real estate owned are reflected in operations as incurred. The Company had other real estate owned of approximately $1,003,000 and $363,000 at December 31, 1998 and 1997, respectively.

    INCOME TAXES - The Company files consolidated income tax returns. Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or credits are based on the changes in the asset or liability from period to period. The effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

    STATEMENT OF CASH FLOWS - For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold.

    EARNINGS PER SHARE - In 1997 the Company adopted Financial Accounting Standards Board Statement No. 128 (FAS No. 128), "Earnings Per Share." FAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. All earnings per share amounts have been restated to conform to the FAS No. 128 requirements.

    Basic earnings per common share is calculated by dividing net income by the sum of the weighted average number of shares of common stock outstanding.

    Diluted earnings per common share is calculated by dividing net income by the weighted average number of shares of common stock outstanding, assuming the exercise of stock options and warrants using the treasury stock method. Such adjustments to the weighted average number of shares of common stock outstanding are made only when such adjustments dilute earnings per common share. The diluted earnings per share is summarized as follows:

                                      1998           1997       1996

Weighted average common
  shares outstanding               $4,994,765    $4,988,318   $4,637,565
Weighted average common
  shares equivalents                   24,526        31,166       54,528

Shares used in diluted
  earnings per share
  calculation                      $5,019,291    $5,019,484   $4,692,093


    RECLASSIFICATIONS - Certain amounts in the prior years' financial statements have been reclassified to conform with the current year presentation. Such reclassification had no impact on total assets, equity, net income or total cash flow balances previously reported.

3.  INVESTMENT SECURITIES AVAILABLE FOR SALE:

    The amortized costs and approximate fair value of investment securities available for sale at December 31, 1998 and 1997 are summarized as follows:

                                                          (AMOUNTS IN THOUSANDS)
                                             ------------------------1998---------------------
                                                               GROSS       GROSS
                                             AMORTIZED    UNREALIZED  UNREALIZED   APPROXIMATE
                                                  COST         GAINS      LOSSES         VALUE
AVAILABLE FOR SALE:
  U.S. Treasury Securities                   $   2,026           $16          $0        $2,042
  U.S. Government agencies                      37,974            79       (178)        37,875
  State and municipals                           1,656            48        (57)         1,647
  Trust preferred securities                     4,975             8        (94)         4,889
    Total debt securities                       46,631           151       (329)        46,453
  FHLB stock                                     1,870             0           0         1,870
  Mortgage-backed securities                    28,808            37        (90)        28,755

    Total available for sale                   $77,309          $188      $(419)       $77,078


                                                           (AMOUNTS IN THOUSANDS)
                                             -----------------------1997----------------------
                                                               GROSS       GROSS
                                             AMORTIZED    UNREALIZED  UNREALIZED   APPROXIMATE
                                                  COST         GAINS      LOSSES         VALUE
AVAILABLE FOR SALE:
  U.S. Treasury Securities                      $4,057            $0       $(19)        $4,038
  U.S. Government agencies                      55,765           126        (43)        55,848
  State and municipals                           1,118            46           0         1,164
    Total debt securities                       60,940           172        (62)        61,050
    FHLB stock                                   1,709             0           0         1,709
    Mortgage-backed securities                   5,789           129        (13)         5,905

         Total available for sale              $68,438          $301       $(75)       $68,664

The FHLB stock is a restricted investment that is required by the FHLB to be maintained by the Company.

The amortized cost and approximate fair value of investments at December 31, 1998, by scheduled maturity, are shown below. Scheduled maturities may differ from actual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   (AMOUNTS IN THOUSANDS)
                                                  AMORTIZED    APPROXIMATE
                                                    COST       FAIR VALUE

    Due in one year or less                          $503        $505
    Due after one year through
         five years                                 3,026       3,029
    Due after five years through
         ten years                                 11,498      11,553
    Due after ten years                            31,604      31,366
         Total debt securities                     46,631      46,453

    FHLB stock                                      1,870       1,870
    Mortgage-backed securities                     28,808      28,755

                                                  $77,309     $77,078

Proceeds from the sale of investment securities available for sale during the years ended December 31, 1998, 1997 and 1996 was approximately $50,455,000, $17,998,000, and $33,501,000 respectively. Gross gains of approximately $435,000, $148,000 and $160,000 were realized on these sales for the years ended December 31, 1998, 1997 and 1996, respectively. Gross losses of approximately $25,000, $8,000 and $53,000 were realized on these sales for the years ended December 31, 1998 , 1997 and 1996, respectively.

At December 31, 1998, the Company had pledged securities with a carrying value of approximately $1,019,000 and market value of approximately $1,029,000 to the State of Florida for public fund deposits. The current value of pledged securities is adequate to meet the pledging requirements.

4.  LOANS RECEIVABLE, NET:

The Company's loan portfolio consisted of the following at December 31:

                                                 (AMOUNTS IN THOUSANDS)
                                                   1998           1997

Residential mortgage loans,
    substantially all single-family               $30,304      $54,243
Commercial and commercial
    real estate loans                             159,356      112,039
Consumer loans                                     60,768       48,827
                                                  250,428      215,109

Less allowance for loan losses                    (2,355)      (2,311)
Net deferred costs                                    735          607

    Loans, net                                  $248,808      $213,405

    The Company grants and purchases real estate, commercial and consumer loans throughout Florida, with a majority in the Sarasota and Manatee County area. Although the Company has a diversified loan portfolio, a significant portion of its debtors' ability to honor their contracts is dependent primarily upon the economy of Sarasota and Manatee Counties, Florida and general economic conditions.

    A summary of activity in the allowance for loan losses follows:

                                       (AMOUNTS IN THOUSANDS)
                                               1998         1997        1996

Balance at beginning of year                  $2,311       $1,761      $1,609
Provision charged to income                    1,180          921         515
Recoveries on loans
    previously charged off                       122          100          49
Loans charged off                            (1,258)        (471)       (412)
Balance at end of year                        $2,355       $2,311      $1,761

    In management's opinion, the allowance is adequate to reflect the risk in the loan portfolio.

    At December 31, 1998 and 1997, the recorded investment in loans for which impairment has been recognized totaled approximately $1,629,000 and $662,000, respectively. The total allowance for loan losses related to these loans was approximately $556,000 and $246,000 at December 31, 1998 and 1997, respectively. Interest income on impaired loans of approximately $108,000, $49,000 and $87,000 was recognized for cash payments received in 1998, 1997 and 1996, respectively. For the years ended December 31, 1998 and 1997, the average recorded investment in impaired loans was $854,000 and $312,000.

    At December 31, 1998 and 1997, the Company had approximately $429,000 and $986,000 in nonaccrual loans, respectively.
    For the years ended December 31, 1998, 1997 and 1996, the amount of interest income not recorded related to nonaccrual loans was approximately $14,000, $42,000 and $60,000, respectively. There were accruing 8 and 2 loans that were 90 days or more past due amounting to $33,000 and $140,000 for December 31, 1998 and 1997, respectively.

    LOANS TO OFFICERS AND DIRECTORS - In the course of its business, the Company has granted loans to executive officers, directors and principal shareholders of the Company and to entities to which they are related. Following is a summary of the amount of loans in which the aggregate of the loans exceeded $60,000 during the year:

                                      (AMOUNTS IN THOUSANDS)
                                       1998           1997

    Balance at beginning of year      $6,459         $6,892
    New loans                          4,722          2,164
    Repayments on loans               (1,473)        (2,597)


    Balance at end of year            $9,708         $6,459


5.  PREMISES AND EQUIPMENT:

    A summary of premises and equipment at December 31, 1998 and 1997 is as follows:

                                                 (AMOUNTS IN THOUSANDS)
                                                   1998           1997
    Land                                          $2,802          2,802
    Building and improvements                      8,174          5,405
    Furniture, fixtures, and
      equipment                                    5,629          4,034
                                                  16,605         12,241
    Less accumulated depreciation                (3,711)        (3,080)
                                                 $12,894         $9,161

    Depreciation expense totaled approximately $964,000,
    $718,000 and 486,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

    The Company leases facilities and certain equipment under operating leases with noncancelable terms. Rent expense amounted to approximately $220,000 for the year ended December 31, 1998. Operating lease commitments at December 31, 1998 were $186,000, $125,000, $41,000, $20,000 and
    $8,000 for 1999, 2000, 2001, 2002 and 2003, respectively.

6.  LOAN SERVICING:

    Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage loans serviced for others was approximately $51,033,000 and $10,998,000 at December 31,
    1998 and 1997, respectively.

    Custodial escrow balances maintained in connection with the foregoing loan servicing, and included in demand deposits, were approximately $144,000 and $41,000 at December 31, 1998 and 1997, respectively.

    Mortgage servicing rights of approximately $654,000 and $188,000 were capitalized in 1998 and 1997, respectively. Amortization of mortgage servicing rights was approximately $84,000, $26,000 and $29,000 during 1998, 1997 and 1996, respectively. The value of mortgage servicing rights sold was $0, $243,100 and $0 for 1998, 997 and 1996, respectively. At December 31, 1998 and 1997, the capitalized mortgage servicing rights totaled approximately $715,000 and $145,000, respectively, which approximated fair value.

7.  DEPOSITS:

    Deposits consisted of the following at December 31:

                                               (AMOUNTS IN THOUSANDS)
                                                    1998      1997

    Demand                                        $62,123    $44,120
    NOW                                            32,266     24,390
    Money market                                   72,497     61,998
    Savings                                        14,675     13,258
                                                  181,561    143,766

    Certificate accounts:
         Under $100,000                           108,888    111,339
         Over $100,000                             36,200     34,838
         IRAs                                      18,196     12,803
                                                  163,284    158,980

                                                 $344,845   $302,746

    The aggregate amount of certificates of deposit of $100,000 or more at December 31, 1998 and 1997 was approximately
    $38,716,000 and $36,170,000, respectively.

    A summary of certificate accounts at December 31, 1998 by year of scheduled maturity follows:

                                              (AMOUNTS IN THOUSANDS)
                                               1998           1997

    Due within one year                      $107,108         86,347
    Due after one year
         through two years                     23,170         34,662
    Due after two years
         through three years                   20,614         13,487
    Due after three years
         through four years                     4,852         19,389
    Due after four years                        7,540          5,095
                                             $163,284       $158,980

    Interest expense on deposit accounts is summarized as follows:

                                               (AMOUNTS IN THOUSANDS)
                                             1998        1997        1996

Interest on NOW accounts
  and money market
  deposit accounts                         $3,386      $3,206       $2,087
Interest on savings
  accounts                                    308         304          312
Interest on
  certificate accounts                      9,448       8,395        7,076
                                          $13,142     $11,905       $9,475

8.  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE:

    The Company enters into sales of securities under agreements to repurchase. Repurchase agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the consolidated balance sheets. The dollar amount of securities underlying the agreements remains in the asset accounts. The securities sold under repurchase agreements remain in the custody of a third-party trustee. The Company may have sold, loaned, or otherwise disposed of such securities in the normal course of its operations and has agreed to maintain substantially identical securities during the agreements. The agreements mature within 30 days.

    Information related to the Company's securities sold under repurchase agreements (including accrued interest) at December 31, 1998 and 1997 is presented below, segregated by the type of securities sold and by due date of the agreement:

                                         (DOLLAR AMOUNTS IN THOUSANDS)
                                            1998                 1997

Average balance during the year            $26,039              $14,374
Average interest rate
  during the year                            4.63%                4.54%
Maximum month-end balance
  during the year                          $31,433              $21,589

U.S. Government agencies
and Mortgage-backed securities
underlying the
agreements at year-end:
    Cost                                   $31,050              $19,285
    Fair value                             $30,862              $19,332

9.  FEDERAL HOME LOAN BANK ADVANCES:

    Each Federal Home Loan Bank (FHLB) is authorized to make advances to its member associations, subject to such regulations and limitations as the FHLB may prescribe. The Bank's borrowings from the FHLB of Atlanta at December 31, 1998 and 1997 were $34,900,000 and $5,000,000 at 5.04%
    through 5.15% and 6.95%, respectively, with the December 31,1998 balance maturing at various dates through August 2008.

    The FHLB requires that the Bank maintain qualifying mortgages as collateral and all of its FHLB stock as collateral for its advances. As of December 31, 1998, the Bank has a credit availability of $50,000,000.

    Uncollateralized lines amounting to $4.9 million at December 31, 1998 were maintained with various banks with rates which are at or below prime rate. The lines and their terms are periodically reviewed and are generally subject to withdrawal at the discretion of the banks. No borrowings on these agreements were outstanding at December 31, 1998 and 1997, respectively.

10. NOTE PAYABLE:

    In 1997, the Company entered into a Loan Agreement with a national banking association for a $5 million revolving line of credit facility. The agreement requires the proceeds of the new credit facility to be used for the acquisition of real estate to be used for the development of the Company's corporate headquarters, an operations center, and bank branches. The credit facility is collateralized by the shares of the Bank. The agreement requires the Company to meet certain covenants and restricts the payment of dividends, which have been met. Interest on the revolving credit facility is calculated quarterly on either one- or three-month LIBOR plus 175 basis points (7.74% at December 31, 1997). After two years, the loan converts into a ten-year term note with a five-year balloon payment. In 1998 all amounts related to the line of credit were repaid and the line was closed.

11. GUARANTEED PREFERRED BENEFICIAL INTERESTS IN THE COMPANY'S
    JUNIOR SUBORDINATED DEBENTURES:

    In 1998, ABICT was created by the Company for the exclusive purpose of issuing and selling common securities and preferred securities (together trust securities) and investing the proceeds from the sale of the trust securities in junior subordinated debentures issued by the Holding Company. The common securities are wholly owned by the Holding Company, and such securities are the only class of ABICT's securities possessing general voting powers. In May 1998, ABICT issued $15,000,000 in the aggregate liquidation amount of its 8.50% preferred securities, liquidation amount $10 per preferred security ("capital securities") in a registered public offering. In August 1998, the underwriter exercised its over-allotment option, in part, and an additional $1,249,420 in aggregate liquidation amount of capital securities were issued. The surety obligations constitute a full and unconditional guarantee by the Company of the issuer trust obligations under the capital securities.

    The trust securities are scheduled to mature on June 30, 2028. Distributions on these securities are payable quarterly, commencing September 30, 1998; such distributions can be deferred at the option of the Company for up to five years. In 1998, the Company exercised this option. The trust securities can be prepaid in whole or in part on or after June 30, 2003 in accordance with the terms of the trust agreement. Distributions on the securities are included in interest expense.

12. INCOME TAXES:

    The Company's provision for income taxes consisted of the following for the years ended December 31:

                                          (AMOUNTS IN THOUSANDS)
                                    1998             1997         1996
Current:
  Federal                            $992           $1,240         $535
  State                                62               76           29
                                    1,054            1,316          564

Deferred:
  Federal                           (161)            (184)         (91)
  State                              (16)             (15)         (12)
                                    (177)            (199)        (103)
                                     $877           $1,117         $461

    Deferred income taxes consisted of the following for the years ended December 31:

                                           (AMOUNTS IN THOUSANDS)
                                    1998             1997         1996

Provision for loan losses            $163           $(163)         $134
Cash to accrual adjustment           (58)             (58)           58
Merger expense                       (58)            (128)            0
Net operating loss
  carryforward                         0              219          (219)
Market value of loans
  held for sale                     (179)               0             0
Other                                (45)             (69)          (76)

                                   $(177)           $(199)        $(103)

    Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recorded for financial reporting purposes and such amounts as measured in accordance with tax laws. The items which comprise a significant portion of deferred tax assets and liabilities at December 31 are as follows:

12. INCOME TAXES, CONTINUED:

                                             (AMOUNTS IN THOUSANDS)
                                        1998          1997        1996
Deferred tax assets:
  Book over tax bad debts               $641          $657         $495
Market value of loans
  held for sale                          285           106          101
Merger expense                                         128          128              0
Net operating loss
  carryforward                             0            0           219
Other                                     11            32           15
Deferred tax assets                    1,065           923          830

Deferred tax liabilities:
  Loan origination fees                 (95)          (71)         (50)
  Cash to accrual adjustment               0          (58)        (117)
  Other                                    0             0         (64)
    Deferred tax liabilities            (95)         (129)        (231)

    Net deferred tax asset              $970          $794         $599

    The Company's effective income tax rates of 35%, 36.7% and 37% for the years ended December 31, 1998, 1997 and 1996, respectively, vary from the statutory federal income tax rate of 34% due primarily to state income taxes and tax exempt interest income.

13. OTHER INCOME:

    Other income consisted of the following for the years ended
    December 31:


                                                                                               (AMOUNTS IN THOUSANDS)
                                       1998           1997        1996

Service charges on
  deposit accounts                    $1,878        $1,812       $1,192
Broker loan fees                         152           327           33
Net gains on sales
  of investment securities               410           140          107
Net gains on sales of loans            1,321           870          514
Net gain (loss) on sale of
  other real estate owned                  0            13        (336)
Merchant fees on
  credit cards                                         750          479            262
Late fees                                              223          171            127
Other                                    511           344          249
                                      $5,245        $4,156       $2,148

14. OTHER EXPENSES:

    Other expenses consisted of the following for the years ended December 31:

                                           (AMOUNTS IN THOUSANDS)
                                       1998          1997         1996

Compensation and related
  benefits                             $7015         5,181       $4,361
Occupancy and equipment                1,953         1,627        1,184
SAIF assessment                            0             0          348
FDIC insurance                           131            82          148
Data processing                          946           917          925
Advertising and promotion                487           307          351
Printing supplies and postage            634           434          322
Directors fees and expenses              138           157          124
Professional fees                        634           534          244
ATM and credit card fees                 943           631          206
Foreclosed real estate
  expense                                 23            29          223
Intangible taxes                         167           157          126
Litigation settlement                    525             0            0
Other                                  2,978         1,856        1,294

                                     $16,574        $11,912      $9,856

    Loan origination costs of approximately $985,000, $686,000 and $342,000 in 1998, 1997 and 1996, respectively, have been offset against compensation and related benefits.

15. COMPREHENSIVE INCOME:

    The components of comprehensive income, net of related tax, are as follows:

                                             (AMOUNTS IN THOUSANDS)
Year ended December 31,                 1998          1997         1996

Net income                            $1,627        $1,920         $782
Other comprehensive income:
  Unrealized gains
    (losses) on securities:
  Arising during the period,
    net of tax expense
    (benefit) of $(8),
    $173 and $(108)                     (16)          321          (200)
  Less: reclassification
    adjustment for gains
    included in income,
    net of tax expense
    of $144, $49 and $37               (266)          (91)         (70)
Other comprehensive
  income (expense)                     (282)           230        (270)
Comprehensive income                  $1,345        $2,150         $512

16. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK:

    The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and credit cards. They involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.
    The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments. The Company has no financial instruments with off-balance-sheet risk that are held for trading purposes.

    The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of the instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. As of December 31, 1998 and 1997 financial instruments with off-balance-sheet risk were as follows:

                                                      (AMOUNTS IN THOUSANDS)
CONTRACTUAL OR NOTIONAL AMOUNTS                         1998           1997

  Commitments to extend credit                        $75,799        $56,598
  Standby letters of credit                              $986           $537
  Credit cards                                         $6,840         $4,742

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counter-party. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

    Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions.
    The guarantees at December 31, 1998 are short-term, expiring in 1999.

17. EMPLOYEE BENEFIT AND STOCK OPTION PLANS:

    The Company has qualified plans under Section 401(k) of the Internal Revenue Code (Plans) for all employees meeting certain eligibility requirements. The Plans allow participants to make annual contributions equal to 15% or less of the participant's compensation up to a maximum allowed by Internal Revenue Service regulation. The Company may match a percentage of the participant's contributions.
    Plan contributions by the Company for the year ended
    December 31, 1998, 1997 and 1996 was approximately $49,000,
    $28,000 and $18,0000 respectively.

    The Company has a qualified Incentive Stock Option plan
    (Incentive Plan) and a Non-qualified Share Option Plan for non-employee directors (Non-qualified Plan) (together Option
    Plans) under which the Company may grant options for up to 150,000 and 75,000 shares of common stock, respectively.
    Under the Option Plans, the exercise price of each option equals the market price of the Company's stock on the date of grant. Options are granted upon approval of the Board of Directors and vest 33% per year for three years and are exercisable over 10 years from the date of the grant.

    The Company applies APB Opinion No. 25, "Accounting for
    Stock Issued to Employees" (APB 25) and related
    Interpretations in accounting for its Option Plans.
    Accordingly, no compensation cost has been recognized for options granted under the Option Plans. Had compensation cost for the Company's Option Plans been determined based on the fair value at the grant dates for awards under the Option Plans consistent with the method of Financial
    Accounting Standards Statement No. 123, "Accounting for
    Stock-Based Compensation," the Company's net income and net income per share would have been reduced to the pro forma amounts of approximately $1,562,000, $1,891,000 and $775,000 net income and basic earnings per share of .31, .38 and .17 for the years ended December 31, 1998, 1997 and 1996, respectively.

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998; dividend yield of 0% in each period, as there has been no regular dividend payment history, expected stock price volatility of 27.1%, 23.6% and 23.6%, risk-free interest rates of 5.36%, 6.35%, and 6.39% for December 31, 1998, 1997 and 1996, respectively; and expected lives of five years.

    A summary of the status of the Company's Option Plans as of December 31, 1998, 1997 and 1996, respectively, and changes during the years ending on those dates is presented below:

                                                                 1998
                                                             WEIGHTED
                                                              AVERAGE
                                                             EXERCISE
                                              SHARES            PRICE
Outstanding at beginning of year              63,600            $6.71
Granted                                      122,698            11.13
Forfeited                                     (1,000)            8.37
Exercised                                       (500)            8.37
Outstanding at end of year                   184,798            10.94
Options exercisable at year-end              184,798



                                                                 1997
                                                             WEIGHTED
                                                              AVERAGE
                                                             EXERCISE
                                              SHARES            PRICE
Outstanding at beginning of year              28,800            $5.24
Granted                                       34,800             7.93
Forfeited                                          0                0

Exercised                                          0                0
Outstanding at end of year                    63,600             6.71

Options exercisable at year-end               33,600



                                                                 1996
                                                             WEIGHTED
                                                              AVERAGE
                                                             EXERCISE
                                              SHARES            PRICE
Outstanding at beginning of year              24,000            $5.25
Granted                                        4,800             5.17
Forfeited                                                           0

Exercised                                                           0
Outstanding at end of year                    28,800             5.24

Options exercisable at year-end               43,600


    The following table summarizes information about the Option
    Plans' stock options at December 31, 1998:


                    -------------------OPTIONS OUTSTANDING-----------------
                      NUMBER       WEIGHTED-AVERAGE      WEIGHTED
  RANGE OF          OUTSTANDING        REMAINING          AVERAGE
EXERCISE PRICES                    CONTRACTUAL LIFE   EXERCISE PRICE
5.00 - 11.125        186,798           10 years            $10.94


                        ---------------OPTIONS EXERCISABLE----------
                          NUMBER                       WEIGHTED
  RANGE OF              EXERCISABLE                     AVERAGE
EXERCISE PRICES                                      EXERCISE PRICE

5.00 - 11.125              43,600                        $11.57

18. SHAREHOLDERS' EQUITY:

    The Company's current policy is to retain all earnings to fund operations. Future dividend payments will be at the discretion of the Board of Directors of the Company and will be dependent upon several factors, including State and Federal banking regulations that impose limitations on such payments.

    In February 1996, the Company completed a public offering of 1,250,000 shares of common stock at $6.00 per share (the Offering). Subsequent to the Offering, an additional 187,000 shares of common stock were issued as part of the over-allotment amount. The net proceeds of the Offering, after deducting applicable issuance costs and expenses, were approximately $7,378,000.

    In January 1997, the Company acquired the net assets of Deschamps & Gregory Mortgage Company, Inc., a mortgage brokerage company, for approximately $56,000. The Company issued 7,119 shares of common stock in connection with the acquisition. The Company accounted for the acquisition using the purchase method of accounting.

    The following table summarizes the activity of the Company's issued and outstanding warrants and their corresponding exercise prices for December 31, 1997 and 1996. There were no warrants issued or outstanding at December 31, 1998.

                                                   1992 WARRANTS               1994 WARRANTS
                                               WARRANTS        EXERCISE    WARRANTS    EXERCISE
                                               OUTSTANDING      PRICE    OUTSTANDING   PRICE

    Balance, January 1, 1996                   18,594          $4.00      227,224       $6.00

    Warrants exercised                              -           0.00     (163,695)       6.00

    Balance, December 31, 1996                 18,594           4.00       63,529        6.00

    Warrants expired                          (18,594)          0.00       (1,932)       6.00

    Warrants exercised                              -           0.00      (61,597)       6.00

    Balance, December 31, 1997                      0          $4.00            0        6.00

19. DIVIDEND RESTRICTIONS:

    State banking regulations limit the amount of dividends that may be paid by the Bank to its Parent without prior approval of regulatory agencies. The amount of dividends that may be paid is based on the net profits of the current year combined with retained net profits of the preceding two years as defined by state banking regulations. At December 31, 1998, approximately $5,503,000 are available for payment of dividends without prior regulatory approval.

20. FAIR VALUES OF FINANCIAL INSTRUMENTS:

    Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. Fair value is defined as the price at which a financial instrument could be liquidated in an orderly manner over a reasonable time period under present market conditions. Fair values estimates, methods and assumptions are set forth below for the Company's financial instruments.

    CASH AND DUE FROM BANK AND FEDERAL FUNDS SOLD - For cash and due from banks and Federal Funds Sold, the carrying amount is a reasonable estimate of fair value.

    INVESTMENTS AND MORTGAGE-BACKED SECURITIES - The fair value of investments and mortgage-backed securities is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers.

    LOANS RECEIVABLE - The estimated fair value of the Company's fixed rate loans was calculated by discounting contractual cash flows adjusted for current prepayment estimates. The discount rates were based on the interest rate charged to current customers for comparable loans. The Company's adjustable rate loans reprice frequently at current market rates. Therefore, the fair value of these loans has been estimated to be approximately equal to their carrying amount.

    The impact of delinquent loans on the estimation of the fair values described above is not considered to have a material effect and, accordingly, delinquent loans have been disregarded in the valuation methodologies used.

    DEPOSIT LIABILITIES - The fair value of deposits with no stated maturity, such as demand, NOW, money market and savings is equal to the amount payable on demand as of December 31, 1998. The fair value of time deposits is estimated using the rates currently offered for deposits of similar remaining maturities.

    SECURITIES SOLD UNDER REPURCHASE AGREEMENTS - The repurchase agreements outstanding at December 31, 1998 mature within 30 days. The estimated fair value of these agreements approximates the carrying value.

    FHLB ADVANCES AND NOTE PAYABLE - Cash flow from fixed-rate borrowings are discounted at a spread to the zero Treasury curve which equates to the LIBOR yield. The note payables interest rate reprices quarterly. The estimated fair value approximates the carrying value.

    GUARANTEED PREFERRED BENEFICIAL INTERESTS IN THE COMPANY'S
    JUNIOR SUBORDINATED DEBENTURES - The fair values are estimated based on bid prices published in financial newspapers.

    COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT - The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of standby letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties.

    The estimated fair values of the Company's financial instruments are as follows:

                                             -----------(AMOUNTS IN THOUSANDS)-----------

                                             --------1998-------      -------1997--------
                                             CARRYING        FAIR     CARRYING       FAIR
                                               AMOUNT       VALUE       AMOUNT      VALUE
Financial assets:
    Cash and due from bank                    $20,215     $20,215      $13,276    $13,276
    Federal funds sold                              0           0        5,120      5,120
    Loans held for sale                        88,158      89,674       39,588     39,747
    Investment securities
      available for sale                       77,078      77,078       68,664     68,664
    Loans receivable, net                     248,808     253,008      213,405    218,927


Financial liabilities:
    Deposits                                  344,845     190,670      302,746    303,586
    Securities sold under
      agreements to repurchase                 29,592      29,592       17,528     17,528
    FHLB advances                              34,900      34,900        5,000      5,000
    Note payable                                    0           0          500        500
    Guaranteed preferred beneficial
      interests in the Company's
      junior subordinated
      debentures                               16,249      16,249            0          0


                                             CONTRACT        FAIR     CONTRACT       FAIR
                                               AMOUNT       VALUE       AMOUNT      VALUE
Unrecognized financial instruments:
    Loan commitments                          $75,799        $114      $56,598        $80
    Standby letters of credit                     986           0          537          0
    Credit cards                                6,840           0        4,742          0

    LIMITATIONS - The fair value estimates are made at a discrete point in time based on relevant market information and information about the financial instrument. Quoted market prices, when available, are used as the measure of fair value. When quoted market prices are not available, fair value estimates have been based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are inherently subjective, involving uncertainties and matters of significant judgment, and, therefore, may not be indicative of the value that could be realized in a current market exchange. Changes in assumptions could significantly affect the estimates.

    The value estimates are based on existing on- and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets or liabilities include deferred tax assets and property, plant and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses for investments and mortgage-backed securities can have a significant effect on fair value estimates and have not been considered in many of the estimates.

21. RISKS AND UNCERTAINTIES:

    The earnings of the Company depend on the earnings of the Bank. The Bank is dependent primarily upon the level of net interest income, which is the difference between interest earned on its interest earning assets, such as loans and investments and the interest paid on its interest-bearing liabilities, such as deposits and borrowings. Accordingly, the operations of the Bank are subject to risks and uncertainties surrounding its exposure to changes in the interest rate environment.

    Most of the Bank's lending activity is with customers located within Sarasota and Manatee counties. Generally, the loans are collateralized by real estate consisting of single family residential properties and commercial properties. While this represents a concentration of credit risk, the credit losses arising from this type of lending compares favorably with the Bank's credit loss experience on its portfolio as a whole. The ultimate repayment of these loans is dependent to a certain degree on the local economy and real estate market.

    The financial statements of the Company are prepared in conformity with generally accepted accounting principles that require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

22. REGULATORY CAPITAL:

    The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

    As of December 31, 1998, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

    The Bank's actual capital amounts and ratios are also presented in the table. There were no deductions for interest-rate risk in 1998 or 1997.

                                                            (AMOUNTS IN THOUSANDS)
                                                                     ACTUAL
                                               AMOUNT                                        RATIO
As of December 31, 1998:
    Total Capital
      (to Risk Weighted
       Assets)                                $39,642                                        12.40%
    Tier I Capital
      (to Risk Weighted
       Assets)                                $37,319                                        11.70%
    Tier I Capital
       (to Averaged
        Assets)                               $37,319                                         8.40%

As of December 31, 1997:
    Total Capital
      (to Risk Weighted
       Assets)                                $25,709                                        10.90%
    Tier I Capital
      (to Risk Weighted
       Assets)                                $23,820                                        10.11%
    Tier I Capital
       (to Averaged
        Assets)                               $23,820                                         6.87%



                                            (AMOUNTS IN THOUSANDS)
                                                  FOR CAPITAL
                                              ADEQUACY PURPOSES
                                             AMOUNT                     RATIO
As of December 31, 1998:
    Total Capital
      (to Risk Weighted               Greater than/                Greater than/
       Assets)                        or equal to   $24,496        or equal to 8.0
    Tier I Capital
      (to Risk Weighted               Greater than/                Greater than/
       Assets)                        or equal to   $12,748        or equal to 4.0
    Tier I Capital
       (to Averaged                   Greater than/                Greater than/
        Assets)                       or equal to   $13,297        or equal to 3.0

As of December 31, 1997:
    Total Capital
      (to Risk Weighted               Greater than/                Greater than/
       Assets)                        or equal to   $18,857        or equal to 8.0
    Tier I Capital
      (to Risk Weighted               Greater than/                Greater than/
       Assets)                        or equal to    $9,428        or equal to 4.0
    Tier I Capital
       (to Averaged                   Greater than/                Greater than/
        Assets)                       or equal to   $10,398        or equal to 3.0



                                               (AMOUNTS IN THOUSANDS)
                                                    TO BE WELL
                                                 CAPITALIZED UNDER
                                                 PROMPT CORRECTIVE
                                                  ACTION PROVISIONS
                                        AMOUNT                       RATIO
As of December 31, 1998:
    Total Capital
      (to Risk Weighted                 Greater than/                Greater than/
       Assets)                            or equal to  $31,869       or equal to 10.0
    Tier I Capital
      (to Risk Weighted                 Greater than/                Greater than/
       Assets)                            or equal to  $19,122       or equal to 6.0
    Tier I Capital
       (to Averaged                     Greater than/                Greater than/
        Assets)                           or equal to  $22,162        or equal to 5.0

As of December 31, 1997:
    Total Capital
      (to Risk Weighted                 Greater than/                Greater than/
       Assets)                           or equal to   $23,571         or equal to 10.0
    Tier I Capital
      (to Risk Weighted                 Greater than/                Greater than/
       Assets)                            or equal to  $14,143        or equal to 6.0
    Tier I Capital
       (to Averaged                     Greater than/                Greater than/
        Assets)                           or equal to $17,330         or equal to 5.0


23. FUTURE ACCOUNTING PRONOUNCEMENTS:

    Financial Accounting Standards Board Statement (FAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," requires all derivatives to be recorded on the balance sheet at fair value and establishes standard accounting methodologies for hedging activities. The standard will result in the recognition of offsetting changes in value or cash flows of both the hedge and the hedged item in earnings or comprehensive income in the same period. The statement is effective for the Company's fiscal year ending December 31, 2000. Because the Company does not currently hold any derivative investments, the adoption of this statement is not expected to have an impact on the financial statements.

    FAS No. 134, "Accounting for Mortgage-Backed Securities retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Entity," amends FAS No. 65 allowing mortgage-backed securities or other retained interests arising from the securitization of mortgage loans to be classified based on the mortgage banking entities' ability and intent to sell of hold those securities. Previously these securities had to be held within a trading account. This statement is effective for the Company's fiscal year ending December 31, 1999. The adoption of this standards is not expected to have a significant impact on the financial statements.

24. CONDENSED PARENT COMPANY FINANCIAL STATEMENTS:

    The condensed financial statements of American Bancshares, Inc., as the parent organization, are presented as follows:

       CONDENSED BALANCE SHEET                    (AMOUNTS IN THOUSANDS)
                                                DECEMBER 31,  DECEMBER 31,
                                                     1998         1997

Assets:
    Cash                                            $4,335          $374
    Investment in banking subsidiary                37,535        24,040
    Investment in finance subsidiary                   245             0
    Investment in trust subsidiary                     503             0
    Premises and equipment                               0         2,160
    Prepaid expense                                    588           156
    Debt issue costs                                 1,007             0
    Other assets                                         6             3
         Total assets                              $44,219       $26,733


Liabilities:
    Junior subordinated debentures                 $16,752            $0
    Other liabilities                                   40           654
         Total liabilities                          16,792           654


Shareholders' equity:
    Common stock                                     5,870         5,870
    Additional paid-in capital                      15,551        15,548
    Unrealized gain (loss) on
      investment securities
      available for sale, net                        (143)           139
    Retained earnings                                6,149         4,522
         Total shareholders' equity                 27,427        26,079

         Total liabilities and
           shareholders' equity                    $44,219       $26,733

                CONDENSED STATEMENT OF OPERATIONS

                               --------(AMOUNTS IN THOUSANDS)----------
                               YEAR ENDED      YEAR ENDED    YEAR ENDED
                               DECEMBER 31,    DECEMBER 31,  DECEMBER 31,
                                    1998         1997           1996

Equity in undistributed
  earnings of banking
  subsidiaries                     $2,576       $2,021          852

Operating expense                   (949)         (101)         (70)


     Net income                    $1,627        $1,920         $782



                  CONDENSED STATEMENT OF CASH FLOWS

                                 -----------(AMOUNTS IN THOUSANDS)--------
                                 YEAR ENDED      YEAR ENDED    YEAR ENDED
                                 DECEMBER 31,   DECEMBER 31,  DECEMBER 31,
                                     1998           1997          1996

Cash flows (used in)
  provided by
  operating
  activities                           $670           $399          (76)

Cash flows (used in)
  investing activities:
    Investments and
      advances to
      subsidiary                   (11,957)
    Acquisition of
      premises and
      equipment                           0        (3,843)       (4,891)
                                   (11,957)        (3,843)       (4,891)


Cash flows provided by
    (used in) financing
     activities:
  Proceeds from sale
    of common stock
    (net of stock
    offering costs)                       3            425         8,360
  Proceeds from
    junior subordinate
    debentures                      16,752               0             0
  Payments of
    debt issue costs                (1,007)              0             0
  Net repayment of
    line of credit                    (500)              0             0

                                     15,248            425         8,360

    Net increase
      (decrease) in cash              3,961        (3,019)         3,393

    Cash at beginning
      of year                           374          3,393             0

    Cash at end of year              $4,335           $374        $3,393

25. SAIF ASSESSMENT

    On September 30, 1996, a one-time SAIF recapitalization assessment was enacted. The rate was 65.7 cents per $100 on domestic deposits held as of March 31, 1995. The effect on the Bank is a pretax charge of $348,000 on deposits of $52.9 million at March 31, 1995. This amount was paid in November 1996.

AMERICAN BANCSHARES AND SUBSIDIARIES
QUARTERLY EARNINGS SUMMARY (UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE)

QUARTER ENDED 1998             MARCH 31             JUNE 30                   SEPT. 30           DEC. 31
Interest income                   7,101               7,482                      8,241             8,361
Interest expense                  3,583               3,675                      4,527             4,387
Net interest income               3,518               3,807                      3,714             3,974
Provision for
  loan losses                       124                 151                        154               751
Net interest income
  after provision for
  loan losses                     3,394               3,656                      3,560             3,223
Other income                      1,103               1,172                      1,477             1,493
Other expenses                    3,876               4,531                      4,060             4,107
Provision for
  income taxes                      217                 104                        342               214
Net income                          404                 193                        635               395


Earnings per share:

    Basic                          0.08                0.04                       0.13              0.08
    Diluted                        0.08                0.04                       0.13              0.07

American Bancshares, Inc. and Subsidiaries
Consolidated Condensed Balance Sheets
(unaudited, $ in thousands)


                                         SEPTEMBER 30,    DECEMBER 31,           %          $
ASSETS                                            1999            1998      CHANGE     CHANGE
Cash and due from banks                         17,357          20,215      (14.14)    (2,858)
  Interest bearing deposits
    in banks                                        43             104      (58.65)       (61)
  Mortgage loans held for sale                 102,220          88,158       15.95     14,062
  Investment securities,
    available for sale                          37,065          48,323     (23.30)   (11,258)
  Mortgage-backed securities,
    available for sale                          34,275          28,755       19.20      5,520
  Loans (net of allowance for
    credit losses and
    deferred loan fees of $1,651
    as of September 30, 1999
    and $1,620 as of
    December 31, 1998)                         257,467         248,808        3.48      8,659
  Premises and equipment, net                   12,682          12,894      (1.64)      (212)
  Other real estate owned, net                     318           1,003     (68.30)      (685)
  Goodwill                                          70              74      (5.41)        (4)
  Other assets                                   9,962           6,830       45.86      3,132

  Total assets                                 471,459         455,164        3.58     16,295


Liabilities and shareholders' equity

Liabilities
  Deposits                                     352,138         344,845        2.11      7,293
  Securities sold under
    agreements to repurchase                    29,195          29,592      (1.34)      (397)
  Federal funds purchased and
    FHLB borrowings                             43,150          34,900       23.64      8,250
  Guaranteed Preferred Beneficial
    Interests in the Company's
    Junior Subordinated Debentures              16,249          16,249        0.00          0
  Other liabilities                              3,734           2,151       73.59      1,583

    Total liabilities                          444,466         427,737        3.91     16,729

Shareholders' equity
  Preferred shares,
    5,000,000 shares authorized,
    0 shares issued and
    outstanding as of
    September 30, 1999                               0               0        0.00          0

  Common shares,
    $1.175 par value,
    20,000,000 shares authorized,
    5,032,584 shares issued
    and outstanding as of
    September 30, 1999
    and 4,994,984 as of
    December 31, 1998                            5,914           5,870        0.75         44
  Additional paid in capital                    15,716          15,551        1.06        165
  Accumulated other comprehensive
    income, net                                (2,455)           (143)    1,616.78    (2,312)
  Retained earnings                              7,818           6,149       27.14      1,669

    Total shareholders' equity                  26,993          27,427      (1.58)      (434)

Total liabilities and
  shareholders' equity                         471,459         455,164        3.58     16,295

The accompanying notes are an integral part of these financial statements.

American Bancshares, Inc. and Subsidiaries
Consolidated Condensed Statements of Income
(unaudited, $ in thousands)

                                                 THREE MONTH'S ENDED            %           $
                                                    SEPTEMBER 30,
                                                 1999           1998       CHANGE      CHANGE
Interest income
  Interest and fees on loans                     7,480           6,851        9.18        629
  Interest on mortgage backed
    securities, taxable                            591              86      587.21        505
  Interest on investment securities,
    taxable                                        629           1,260     (50.08)      (631)
  Interest on investment securities,
    nontaxable                                       8              30     (73.33)       (22)
  Other interest income                             34              14      142.86         20

    Total interest income                        8,742           8,241        6.08        501

Interest expense
  Deposits                                       3,421           3,335       2.58          86
  Securities sold under
    agreements to repurchase                       292             332     (12.05)       (40)
  Federal funds purchased and
    FHLB advances                                  419             531     (21.09)      (112)
  Trust preferred securities                       354             331        6.95         23
  Other borrowed money                               0             (2)    (100.00)        (2)

    Total interest expense                       4,486           4,527      (0.91)       (41)

Net interest income                              4,256           3,714       14.59        542
Provision for loan losses                          375             154      143.51        221

Net interest income after loan loss              3,881           3,560        9.02        321

Noninterest income
  Service charges & fees                           838             476       76.05        362
  Gain on sale of mortgage loans                    51             510     (90.61)      (492)
  Gain on sale of securities                         0              58    (100.00)       (58)
  Gain on sale of servicing                        195              15    1,200.00        180
  Broker loan fees                                  23              27     (14.81)        (4)
  Merchant fees                                    238             172       38.87         66
  Other income                                     232             219       24.73         46

    Total noninterest income                     1,577           1,477        6.77        100

Noninterest expense
  Salaries & employee benefits                   1,920           1,863       3.06          57
  Net occupancy expense                            293             232       26.29         61
  Furniture and equipment expenses                 369             274       34.67         95
  Data processing fees                             204             220      (7.27)       (16)
  Interchange fee expenses                         161             114       41.23         47
  Legal fees                                       95              114     (16.67)       (19)
  Litigation settlement                              0               0        0.00          0
  Other expense                                  1,272           1,243        2.33         29

    Total noninterest expense                    4,314           4,060        6.26        254

Income before income taxes                       1,144             977       17.09        167

Provision for income taxes                         440             342       28.65         98

Net income                                         704             635       10.87         69

Earnings per share (actual $'s)
  Basic                                           0.14            0.13
  Diluted                                         0.14            0.13

Average number of shares
 outstanding
  Basic                                      5,031,497       4,994,984
  Diluted                                    5,047,836       5,015,921

The accompanying notes are an integral part of these financial statements.

American Bancshares, Inc. and Subsidiaries
Consolidated Condensed Statements of Income
(unaudited, $ in thousands)

                                                   NINE MONTHS ENDED             %          $
                                                     SEPTEMBER 30,

                                                  1999            1998      Change     Change
Interest income
  Interest and fees on loans                    22,272          19,136       16.39      3,136
  Interest on mortgage backed
    securities, taxable                          1,409             208      577.40      1,201
  Interest on investment
    securities, taxable                          2,223           3,202     (30.57)      (979)
  Interest on investment
    securities, nontaxable                          49              78     (37.18)       (29)
  Other interest income                             47             200     (76.50)      (153)

    Total interest income                       26,000          22,824       13.92      3,176

Interest expense
  Deposits                                       9,751           9,823      (0.73)       (72)
  Securities sold under agreements
    to repurchase                                  865             880      (1.70)       (15)
  Federal funds purchased and
    FHLB advances                                1,655             726      127.96        929
  Trust preferred securities                     1,061             331      220.54        730
  Other borrowed money                             (1)              25    (104.00)       (26)

    Total interest expense                      13,331          11,785       13.12      1,546

Net interest income                             12,669          11,039       14.77      1,630
Provision for loan losses                        1,203             429      180.42        774

Net interest income after
  loan loss                                     11,466          10,610        8.07        856

Noninterest income
  Service charges & fees                         2,102           1,352       55.47        750
  Gain on sale of loans                            617             949     (34.98)      (332)
  Gain on sale of securities                        28             186     (84.95)      (158)
  Gain on sale of servicing                        206              87      136.78        119
  Broker loan fees                                  83             115     (27.83)       (32)
  Merchant fees                                    811             564       43.79        247
  Other income                                     761             500       52.20        261

    Total noninterest income                     4,608           3,753       22.78        855

Noninterest expense
  Salaries & employee benefits                   6,124           5,131       19.35        993
  Net occupancy expense                            863             650       32.77        213
  Furniture and equipment expenses               1,053             726       45.04        327
  Data processing fees                             674             707      (4.67)       (33)
  Interchange fee expense                          531             363       46.28        168
  Legal fees                                       287             604     (52.48)      (317)
  Litigation settlement                              0             525    (100.00)      (525)
  Other expense                                  3,911           3,761        3.99        150

    Total noninterest expense                   13,443          12,467        7.83        976

Income before income taxes                       2,631           1,896       38.77        735

Provision for income taxes                         961             664       44.73        297

Net income                                       1,670           1,232       35.55        438

Earnings per share (actual $'s)
  Basic                                           0.33            0.25
  Diluted                                         0.33            0.25

Average Number of shares outstanding
  Basic                                      5,023,535       4,994,691
  Diluted                                    5,031,406       5,022,425


The accompanying notes are an integral part of these financial statements.

American Bancshares, Inc. and Subsidiaries
Consolidated Condensed Statement of Cashflows
(unaudited, $ in thousands)

                                                           NINE MONTHS ENDED SEPTEMBER 30,
                                                               1999               1998
Cash flows from operating activities:
 Net income                                                    1,670              1,232

 Adjustments to reconcile net income
  to net cash provided by operating activities:
  Provision for loan losses                                    1,203                429
  Net gain on sale of investment securities                     (20)              (170)
  Net gain on sale of loans                                    (617)              (949)
  Net gain on sale of mortgage servicing
    rights                                                     (206)               (87)
  Net loss on sale of foreclosed
    real estate                                                   50                  0
  Depreciation                                                   964                689
  Origination of loans held for sale
    (net of repayments)                                     (58,451)           (95,199)
  Proceeds from sales of loans
    held for sale                                             44,389             52,191
  Net amortization of premiums and
    accretion of discounts on
    investment securities                                         39                  3
  Increase in other liabilities                                1,583              1,049
  (Increase) decrease in other assets                        (2 287)            (2,413)

 Total adjustments                                          (13,353)           (44,457)

Net cash provided by/(used in)
  operating activities                                      (11,683)           (43,225)

Cash flows from investing activities:
 Loan originations, net of repayments                        (9,412)           (21,088)
 Purchases of bank premises and equipment                      (752)            (3,983)
 Proceeds from sales and maturities of
  available for sale investment securities                    18,321             54,201
 Purchases of available for sale
  investment securities, net of
  repayments                                                (14,914)           (66,405)
 Recoveries on loans charged off                                 166                 83

Net cash used in investing activities                        (6,591)           (37,192)

Cash flows from financing activities:
 Net increase (decrease) in demand
  deposits, NOW and savings accounts                           (662)             25,644
 Net increase (decrease) in
  time deposits                                                7,955            (1,533)
 Net increase (decrease) in
  securities sold under agreements to
  repurchase                                                   (397)             12,850
 Proceeds from issuance of
  trust preferred securities                                       0             16,249
 Net proceeds from advances
  (repayments)from the FHLB and
   Federal Funds purchased                                     8,250             27,000
 Proceeds from issuance of stock                                 209                  0

Net cash provided by financing activities                     15,355             80,210

Net increase (decrease) in cash and
  cash equivalents                                           (2,919)              (207)
Cash and cash equivalents at
  beginning of period                                         20,319             18,396

Cash and cash equivalents at
  end of period                                               17,400             18,189

Supplemental disclosures:
 Interest paid                                                12,988             11,422

 Income taxes paid                                               415                915


The accompanying notes are an integral part of these financial statements.